UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 25, 2008

Titan Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13341	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 28, 2008, Titan Pharmaceuticals, Inc. issued a press release announcing positive, statistically significant results from its randomized, double-blind, placebo controlled, multi-center Phase III clinical trial of Probuphine®. Probuphine is Titan’s novel, subcutaneous implant formulation designed using its ProNeura technology to deliver six months of buprenorphine. Buprenorphine is currently marketed as a sublingual formulation for the treatment of opioid addiction.

Probuphine showed a clinically and statistically significant difference over placebo in illicit opioid use over 16 weeks as measured by urine testing performed three times per week (p=0.0361) – this was the primary endpoint acceptable to the U.S. Food and Drug Administration (FDA). Additionally, Probuphine achieved statistical significance in the Phase III trial’s key secondary endpoint, the difference in illicit opioid use from weeks 17-24 (p=0.0004). Moreover, Probuphine treatment showed a statistically significant difference in illicit opioid use versus placebo over the full six-month (weeks 1-24) period (p=0.0117).

The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated July 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Marc Rubin
Marc Rubin, Chief Executive Officer

Dated: July 29, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 28, 2008

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